UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

		Page
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	1

Item 7.01	Regulation FD Disclosure	1

Item 9.01	Financial Statements and Exhibits	1

SIGNATURES		2

EXHIBIT INDEX

EX-99.1: PRESS RELEASE

PURPOSE OF FILING

The purpose of this filing is to report to you that we have announced: (i) our updated financial guidance for 2008; (ii) our acquisition of AllBusiness.com, Inc.; (iii) a new, two-year, $400 million share repurchase program; and (iv) the declaration of a first quarter 2008 cash dividend of $0.30 per share.

(i)

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 4, 2007, we issued a press release announcing our acquisition of AllBusiness.com, Inc. for approximately $55 million, which we financed through our existing credit facility.

Item 7.01.	Regulation FD Disclosure.

On December 4, 2007, we issued a press release updating our financial guidance for 2008 and announcing three initiatives for 2008. Specifically, we announced:

•	Updated 2008 financial guidance which raises our revenue guidance, reaffirms our earnings guidance and provides our free cash flow and tax guidance for 2008;

•	Our acquisition of AllBusiness.com, Inc.;

•	A new, two-year, $400 million share repurchase program; and

•

The declaration of a first quarter 2008 cash dividend of $0.30 per share. The cash dividend of $0.30 per share represents a twenty percent increase over our prior quarter dividend payouts of $0.25 per share.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated December 4, 2007 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz Senior Vice President, General Counsel and Corporate Secretary

DATE: December 4, 2007